EXHIBIT 23.1




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                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment to Form S-4 on Form S-8 filed by USA Waste Services, Inc. (which is expected to change its name to Waste Management, Inc. on July 15, 1998) of our report dated February 24, 1998 (except with respect to the matters discussed in Note 19, as to which the date is March 17,
1998) included or incorporated by reference in Waste Management, Inc.'s Form 10-K for the year ended December 31, 1997.


                                             s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
July 14, 1998